Exhibit 99.1

N  e  w  s    R  e  l  e  a  s  e

For information contact:

Sherry Magee

Senior Vice President Communications

CNL Financial Group

407-650-1223

CNL HEALTHCARE PROPERTIES INVESTS MORE THAN HALF A BILLION DOLLARS IN THE FIRST SEVEN MONTHS OF 2015

-- The REIT has acquired several strategic medical office buildings and seniors housing communities --

(ORLANDO, Fla.) Aug. 6, 2015 — CNL Healthcare Properties, a real estate investment trust (REIT) focused on seniors housing and healthcare facilities, invested approximately $540.7 million in 25 medical office buildings and seniors housing communities during the first seven months of 2015. These acquisitions bring the company’s total portfolio to 125 assets in 29 states with a value of approximately $2.5 billion.

“CNL Healthcare Properties has a solid track record of acquiring top-quality seniors housing and healthcare properties in key markets, and we continue to successfully execute on that strategy with our portfolio additions so far this year,” said Stephen H. Mauldin, president and CEO of CNL Healthcare Properties. “These properties, the majority of which have been built or renovated in the last 10 years, continue to diversify and strengthen our real estate holdings. We are excited to add these healthcare assets to our portfolio.”

The CNL Healthcare Properties portfolio now has 65 seniors housing communities, 46 medical office buildings, nine post-acute care facilities and five acute care hospitals. Approximately 76 percent of the medical office buildings are located on or adjacent to hospital campuses. As of July 31, 2015, the average age of the assets in the portfolio is 9.7 years, with the average age of the company’s seniors housing assets being 7.7 years. The weighted average time remaining on tenant leases is 7.6 years.

The assets CNL Healthcare Properties acquired during the first seven months of the year are:

●	Novi Orthopaedic Center, a medical office building in Novi, Michigan, acquired on Feb. 13 for $30.5 million.

●	The UT Cancer Institute Building, a medical office building in Knoxville, Tennessee, purchased on Feb. 20 for approximately $33.7 million.

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●	Fieldstone Memory Care, a seniors housing community in Yakima, Washington, acquired on March 31 for $12.4 million.

●	Bend Memorial Clinic Medical Office Building in Bend, Oregon, purchased on May 11 for approximately $34.6 million.

●	Primrose Retirement communities in Wausau, Wisconsin, Lancaster, Ohio, and Anderson, Indiana, acquired on May 29 for a total of approximately $67 million.

●	The Stoneterra Medical Plaza in San Antonio, Texas, acquired May 29 for approximately $15 million.

●	A portfolio including the North Carolina Specialty Hospital in Durham, North Carolina, and four medical office buildings in the Triangle communities of Roxboro, Oxford and Chapel Hill acquired on June 29 for approximately $63.1 million.

●	Two medical office buildings in Chula Vista, California, acquired on June 30 for a combined price of $15 million.

●	Superior Residences of Panama City in Panama City Beach, Florida, acquired on June 17 for $20 million.

●	The medical office building 540 New Waverly Place in Cary, North Carolina, acquired July 20 for $15 million.

●	The MedHelp Medical Office Building in Birmingham, Alabama, acquired July 31 for $15 million.

●	The Liberty and Patriot Professional Centers medical office buildings in Frederick, Maryland, acquired July 31 for $24.25 million.

●	Five seniors housing communities were acquired July 31 for a total of $195 million. The portfolio includes The Hampton at Meadows Place in Meadows Place, Texas, The Pavilion at Great Hills in Austin, Texas, The Beacon at Gulf Breeze in Gulf Breeze, Florida, Parc at Duluth in Duluth, Georgia, and Parc at Piedmont in Marietta, Georgia.

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About CNL Healthcare Properties

CNL Healthcare Properties, Inc., is a real estate investment trust (REIT) that focuses on acquiring properties in the seniors housing and healthcare sectors, including stabilized, value-add and development assets, as well as other income-producing properties, real-estate related securities and loans. CNL Financial Group, LLC is the sponsor of CNL Healthcare Properties. For more information, visit CNLHealthcareProperties.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $33 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit CNL.com.

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at CNLHealthcareProperties.com.

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All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

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